Exhibit 10.1

JACK HENRY & ASSOCIATES, INC.

RESTRICTED STOCK PLAN

(As amended and restated, effective November 9, 2010)

1)

Purpose of the Plan. The Jack Henry & Associates, Inc. Restricted Stock Plan ("Plan") is intended to provide Jack Henry & Associates, Inc. (the "Corporation") with a means to assist in the recruiting, retaining and rewarding of employees and members of the Board of Directors and to motivate such individuals to exert their best efforts on behalf of the Corporation by providing incentives through the granting of shares of stock.

2)

 Definitions. The following terms shall have the following meanings:

a)

"Act"

means the Securities Exchange Act of 1934, as amended, or any successor thereto.

b)

"Award" means any grant of Restricted Stock, Restricted Stock Units or Performance Shares under the Plan.

c)

"Award Agreement" means an agreement entered into between the Corporation and a Participant, as such agreement may be amended from time to time, setting forth the terms and provisions applicable to any Award.

d)

"Board" means the Board of Directors of the Corporation.

e)

"Change in Control" means

i)

the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)  or 14(d) of the Act (excluding, for this purpose, the Corporation or its subsidiaries or any employee benefit plan or related trust of  the Corporation or its subsidiaries), of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Act, of 20% or more of the combined voting power  of the  Corporation's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions;

ii)

when individuals who, as of the date hereof, constituting the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board excluding members of its Incumbent Board who are no longer serving as directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or an individual approved by the Incumbent Board as result of an agreement intended to avoid or settle an actual or threatened contest) shall be, for purposes of this section, considered as though such person were a member of  the Incumbent Board;

iii)

consummation of a reorganization, merger or consolidation, in each case following such reorganization, merger or consolidation: (a) persons who were the shareholders of the Corporation immediately  prior to such reorganization, merger  or  consolidation immediately thereafter own 50% or less of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or (b) less than a majority of members of the board or other governing body of such reorganized, merged or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; or

iv)

approval by shareholders of a liquidation or dissolution of the Corporation (and the Corporation shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions).

f)

"Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

g)

"Common Stock" means common stock of the Corporation, par value $0.01.

h)

"Director" means an individual actively serving as a member of the Board.

i)

"Family Member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which the foregoing persons have more than 50% of the beneficial interests, a foundation in which the Participant or the foregoing persons control the management of assets and any other entity in which the Participant or the foregoing persons own more than 50% of the voting interests.

j)

"Incapacitated" means a mental or physical illness that entitles the Participant to receive benefits under a long-term disability plan of the Corporation, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Corporation, a mental or physical illness that renders the Participant totally and permanently incapable of performing the Participant's duties for the Corporation. With respect to an Award that is or becomes subject to Section 409A of the Code and for which the Participant's incapacity is an applicable payment event, the Participant shall not be determined to be Incapacitated unless the Participant is "disabled" as defined in Code Section 409A(a)(2)(C). Notwithstanding the foregoing, Incapacity shall not qualify under this Plan if it is the result of (i) a willfully self-inflected injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Incapacity for purposes of this Plan shall be made by a physician satisfactory to the Board and shall not be construed to be an admission of incapacity for any other purpose.

k)

"Participant" means an employee or a Director of the Corporation or its subsidiaries, who is selected by the Board to receive an Award.

l)

"Performance Share" means an Award of units denominated in shares of Common Stock, the number of units which may be adjusted over a performance period based upon the satisfaction of one or more performance goals. Upon settlement of a Performance Share, a Participant is entitled to receive one or more shares of Common Stock, their cash equivalent, or a combination thereof.

m)

"Permitted Transferee" means any Family Member of a Participant or a trust maintained exclusively for the benefit of, or a partnership all of the interests in which are held by, one or more of the Participant and his or her Family Members.

n)

"Restricted Stock" means one or more shares of Common Stock granted under the Plan that are subject to those restrictions set forth therein and the Award Agreement.

o)

"Restricted Stock Units" or "RSUs" means an Award granted under this Plan evidencing a Participant's right to receive shares of Common Stock at some future date and that is subject to those restrictions set forth therein and the Award Agreement.

3)

Stock Subject to the Plan. Subject to the adjustments described in Section 8, 3,000,000 shares of Common Stock are authorized for Awards under the Plan. Such shares may come from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock that have been reacquired by the Corporation. In the event any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Subject to the adjustments described in Section 8, with respect to all Awards that may be granted to all Participants in any fiscal year of the Corporation, the number of shares of Common Stock that may be granted as Restricted Stock, Performance Shares (to the extent eligible to be settled in shares of Common Stock) or that may be the subject of RSUs (to the extent eligible to be settled in shares of Common Stock) shall not exceed 500,000 shares.

4)

Administration of the Plan. The Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or  subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee (or subcommittee). The interpretation and construction by the Board of any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Board pursuant to any provision of this Plan or any such agreement, notification or document shall be conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

5)

Eligibility. Awards may be granted to any employee or Director of the Corporation or its subsidiaries pursuant to the sole discretion of the Board in accordance with Section 4.

6)

 Awards; Vesting.

a)

Awards. Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board and set forth in an Award Agreement duly executed on behalf of the Corporation and accepted by the Participant.

b)

Performance-Based Awards. The Board may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Corporation under Code Section 162(m). If the Board so determines, such Awards shall be considered performance-based awards subject to the terms of this Section 6.b., as provided in the Award Agreement. A performance-based Award shall be granted by the Board in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a performance-based Award shall be determined by a committee or subcommittee of the Board, consisting solely of outside directors (as defined in Treasury Regulations Section 1.162-27(e) (3), in its sole and absolute discretion, no later than 90 days after the commencement of the period of service to which such performance criteria relates or, if earlier, the date on which 25% of such period of service elapses. Performance objectives need not be the same with respect to all performance-based Awards granted under the Plan. Each of the performance criteria is to be specifically defined in advance by the committee or subcommittee and may include or exclude specified items of an unusual or non-recurring nature. The criteria upon which the committee or subcommittee shall establish performance objectives shall include but not be limited to: earnings per share of stock; book value per share of stock; net income (before or after taxes); operating income; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners' equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; stock price; total stockholder return; free cash flow; or working capital. Performance-based Awards shall be forfeited if the applicable performance objective(s) are not achieved or if the Plan is not approved by the shareholders of the Corporation as described in Section 14. Such committee or subcommittee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify in writing and ascertain the amount of the applicable performance-based Award. The committee or subcommittee shall have the discretion to adjust performance-based awards downward. Unless the shareholders of the Corporation shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid under a performance-based Award, which would change the specified performance objectives for payment of performance-based Awards, or which would modify the requirements as to eligibility for participation in performance-based Awards under the Plan. In no event shall the total amount of a performance-based Award paid to any Participant in any fiscal year of the Corporation exceed 200,000 shares of Common Stock.

c)

Vesting. Any Performance Shares, shares of Restricted Stock and any RSUs awarded under the Plan shall be nontransferable by the Participant during the period described in the Award Agreement. Any shares of Restricted Stock shall be subject to the risk of forfeiture described in the Award Agreement and any Performance Shares or RSUs shall be settled at the time and under the conditions described in the Award Agreement. With respect to Restricted Stock, prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability. Unless otherwise provided in the Award Agreement, if the Participant ceases to be a Director or terminates employment with Corporation prior to the time a restriction lapses for Restricted Stock, the time an RSU or Performance Share has been settled, and/or if the performance criteria specified in the Award Agreement are not achieved, if applicable, the Participant shall forfeit any shares of Restricted Stock or any Performance Shares or RSUs which are still subject to the restrictions at the time of termination of such employment or service, or expiration of the performance period. When an Award is granted, the Participant shall become vested in such shares or the RSUs or Performance Shares shall be settled in accordance with the terms of the Award Agreement, which, except as otherwise provided in Section 6) b) with respect to performance-based Awards, shall generally provide for a graded vesting schedule. However, the Board may at any time accelerate the vesting schedule, in its sole discretion. Additionally, unless otherwise provided in the Award Agreement (i) in the event of a Change in Control or death or Incapacity of the Participant all previously granted shares of Restricted Stock not yet free of the restrictions described herein shall become immediately free of such restrictions, and (ii) in the event of a Change in Control, all previously granted Performance Shares and RSUs not yet settled in accordance with the conditions described herein shall immediately be settled.

d)

Timing of Awards. An Award shall be deemed to be made on the date on which the Board, by formal action of its members duly recorded in the records thereof, makes an award of shares of Restricted Stock, Restricted Stock Units or Performance Shares to a Participant, provided that such Award is evidenced by an Award Agreement in the manner set forth in 6) a) above within a reasonable time after the date of the Board action. Notwithstanding the foregoing, the Board may, in the records of its formal action, designate a future date on which an Award shall be made.

e)

Conditions of Awards.

i)

Restricted Stock. Restricted Stock may be granted in the form of shares of Common Stock registered in the name of the Participant but held by the Corporation or an escrow agent designated by the Corporation until the restrictions on the Award lapse, subject to forfeiture, as provided in the applicable Award Agreement. The Board, in the applicable Award Agreement, may, in its sole discretion, award all or any rights of a shareholder with respect to the shares of Restricted Stock during the period that they remain subject to restrictions, including without limitation, the right to vote the shares and receive dividends.

ii)

RSUs.

(1)

The Corporation shall establish an account ("RSU Account") on its books for each Participant who receives a grant of Restricted Stock Units. RSUs shall be credited to the Participant's RSU Account as of the grant date of such RSUs. RSU Accounts shall be maintained for recordkeeping purposes only, and the Corporation shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Corporation.

(2)

Except as otherwise provided in an Award Agreement, if and whenever dividends are paid or distributions are made with respect to shares of Common Stock underlying RSUs, no dividend equivalents shall be credited to the RSU Account, and a Participant shall have no rights as a shareholder until actual shares of Common Stock are issued in connection with the settlement of the RSUs.

(3)

Except as otherwise provided in an Award Agreement, the "settlement date" for one or more RSUs credited to a Participant's RSU Account and that otherwise have not been forfeited shall be the earlier of (i) when the conditions applicable to an Award of RSUs have been satisfied, or (ii) as soon as administratively practical following a Change in Control.

(4)

The Corporation shall settle an RSU Account by (i) delivering to the Participant (or his or her beneficiary) the applicable number of whole shares of Common Stock, based upon the relevant level of vesting or goal achievement, (ii) making a cash payment to the Participant (or his or her beneficiary) equal to the fair market value of the applicable number of whole shares of Common Stock that would be deliverable if the RSUs were being settled in shares under clause (i) of this paragraph, or (iii) delivering a combination of shares pursuant to clause (i) of this paragraph and making a cash payment pursuant to clause (ii) of this paragraph. Any fractional RSU remaining in the RSU Account and otherwise eligible to be settled on the settlement date shall be distributed in cash in an amount equal to the fair market value of a share of Common Stock as of the settlement date multiplied by the remaining fractional portion of the RSU eligible to be settled. The Corporation may withhold from any payment under this Section either shares of Common Stock or cash having a value equal to or less than the minimum amount necessary for the Corporation to satisfy its tax withholding obligations arising from the settlement of the RSUs.

iii)

Performance Shares.

(1)

The Corporation shall establish an account ("Performance Share Account") on its books for each Participant who receives a grant of Performance Shares. Performance Shares shall be credited to the Participant's Performance Share Account as of the grant date of such Performance Shares. Performance Share Accounts shall be maintained for recordkeeping purposes only, and the Corporation shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Performance Share Accounts. The obligation to make distributions of securities or other amounts credited to Performance Share Accounts shall be an unfunded, unsecured obligation of the Corporation.

(2)

Except as otherwise provided in an Award Agreement, if and whenever dividends are paid or distributions are made with respect to shares of Common Stock underlying Performance Shares, no dividend equivalents shall be credited to Performance Share Accounts on all Performance Shares credited thereto, and a Participant shall have no rights as a shareholder until actual shares of Common Stock are issued in connection with the settlement of the Performance Shares.

(3)

Except as otherwise provided in an Award Agreement, the "settlement date" for one or more Performance Shares credited to a Participant's Performance Share Account and that otherwise have not been forfeited shall be the earlier of (i) when conditions applicable to an Award of Performance Shares have been satisfied, or (ii) as soon as administratively practical following a Change in Control.

(4)

Each Performance Share shall initially be deemed to be the equivalent of one share of Common Stock; provided, however, that certain levels of achievement may result in settlement of less than one, or more than one, share of Common Stock (or its cash equivalent) for each Performance Shares. The Corporation shall settle a Performance Share Account by (i) delivering to the Participant (or his or her beneficiary) a number of shares of Common Stock equal to the whole number of shares of Common Stock eligible to be paid upon settlement of the Performance Shares, (ii) making a cash payment equal to the fair market value of the shares of Common Stock that would be payable if the Performance Share Account were settled solely in shares of Common Stock or (iii) delivering a combination of shares pursuant to clause (i) of this paragraph and making a cash payment pursuant to clause (ii) of this paragraph. Only whole shares of Common Stock may be settled in connection with the settlement of Performance Shares and the value of any fractional share (determined based on the fair market value of a share of Common Stock as of the settlement date) shall be paid in cash. The Corporation may withhold from any payment under this Section either shares of Common Stock or cash having a value equal to or less than the minimum amount necessary for the Corporation to satisfy its tax withholding obligations arising from the settlement of the Performance Shares.

f)

Requirements for Issuance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agency having jurisdiction over the Corporation, the Common Stock or the Awards, or by any stock exchange or securities quotation system upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of pursuant to the grant of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. To the extent that any Award is or becomes subject to Code Section 409A, the Participant is a "specified employee" under Code Section 409A, and payment or settlement of the Award is being made on account of the Participant's "separation from service" (within the meaning of Code section 409A), no payment or settlement shall be made until the first day after six-months following such separation from service, as required for the avoidance of penalties and/or additional income taxes under Code section 409A.

7)

Nontransferability of Award. Except as otherwise provided in this Section 7, Awards may not be transferred by a Participant other than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition except as herein provided, including, without limitation, any disposition,  attachment, divorce, trustee process or similar process, whether legal or equitable shall be null and void and without effect. Notwithstanding anything herein to the contrary, to the extent provided in the Award Agreement, an Award may be transferred by the Participant, without consideration and subject to the provisions of this Plan (including, but not limited to, the vesting and forfeiture provisions of Section 6.c.), to a Permitted Transferee of such Participant.

8)

Adjustments. Notwithstanding any other provisions of the Plan, in the event of changes in the capitalization of the Corporation by reason of a recapitalization, merger, consolidation, split-up, stock split, combination or exchange of shares of stock and the like (each, an "Adjustment Event"), (i) the aggregate number of shares of Common Stock available under the Plan will be appropriately adjusted by the Board such that the Adjustment Event does not adversely affect the rights of the Participants under the Plan, whose determination shall be conclusive and (ii) as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan upon settlement of any outstanding RSUs or Performance Shares and other value determinations applicable to outstanding Awards; provided, in each case, that the number of shares of common stock subject to any Award denominated in shares of Common Stock shall always be a whole number.

9)

Amendment and Termination; Term. The Board may at any time terminate the Plan or make such modifications to the Plan as the Board shall deem advisable; provided, however, that the Board may not, without further approval by the shareholders of the Corporation, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 8), increase the maximum amount which can be paid under a  performance-based Award, change the  specified performance objectives for payment of performance-based Awards, modify the requirements as to eligibility for participation in performance-based Awards, or make any other amendments or modifications which require shareholder approval under applicable law, regulation or stock exchange rule. Unless otherwise terminated earlier by the Board, the Plan shall terminate on the date which is 10 years after the date the Plan is adopted by the Board or, if earlier, approved by the shareholders of  the Corporation. No termination or amendment to the Plan may, without the consent of the affected Participant, have a material adverse effect on the rights of such Participant under such Award.

10)

No Continued Right to Employment. Nothing in the Plan or in any Award granted pursuant to the Plan shall be considered or construed as creating a contract of employment for any specified period of time or shall confer on any individual any right to continue in the employment or service of the Corporation or interfere in any way with the right of the Corporation to terminate his or her employment at any time.

11)

 Withholding. The Corporation at the time any payment is made under the Plan is authorized to withhold from such payment any amount necessary to satisfy income tax withholding requirements in respect of such payment; and for this purpose, may withhold the necessary number of shares to satisfy such requirement. Alternatively, if the participant shall pay to the Corporation such cash amount as may be necessary to satisfy such withholding requirements, he or she shall be entitled to receive delivery of all shares due hereunder.

12)

Non-Waiver of Rights. The Corporation's failure to enforce at any time any of the provisions of this Plan or any Award Agreement or to require at any time performance by the Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Plan, any Award Agreement, or any part hereof, or the right of the Corporation thereafter to enforce each and every provision in accordance with the terms of the Plan and any Award Agreement.

13)

Severability. Any  word,  phrase, clause, sentence  or  other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Plan and any Award Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

14)

Effectiveness of the Plan. The Plan shall become effective after both its adoption by the Board and the further approval of the Plan by the shareholders of the Corporation given within 12 months of the date the Plan is adopted by the Board at a regular meeting of the shareholders or at a special meeting duly called and held for such purposes.

15)

Choice of Law. The Plan shall be governed by and construed according to the laws of the State of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

16)

Successors. All obligations of the Corporation under this Plan shall be binding on any successor to the Corporation whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.